Exhibit 10.49

CA, Inc. Change in Control Severance Policy
(Amended and Restated as of August 5, 2015)

(Schedule as of May 9, 2018)*

Schedule A
(2.99 Multiple)

Chief Executive Officer (Michael P. Gregoire)
Executive Vice President and Chief Financial Officer (Kieran J. McGrath)
President, Chief Products Officer (Ayman Sayed)

[Employees may be added or eliminated from time to time]

Schedule B
(2.00 Multiple)

Executive Vice President and Chief Marketing Officer (Lauren P. Flaherty)

[Employees may be added or eliminated from time to time]

Schedule C
(1.00 Multiple)

* This Schedule reflects current participation by the Company’s Named Executive Officers of the Company as of the date of filing of this Exhibit.

[Employees may be added or eliminated from time to time]